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                                                                  Exhibit No. 23


                      Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of Kaiser Group International, Inc. (formerly ICF Kaiser International, Inc.) (the Company) on Forms S-8 [Registration Nos. 33-42677 (Non-Employee Directors Stock Option Plan), 33-42678 (Stock Incentive Plan), 33-51460 (Section 401(k) Plan), 33-60663 (Retirement Plan), 33-60661 and 33-65351 (Employee Stock Ownership
Plan), 33-60665 (Consultants, Agents and Part-Time Employees Stock Plan) and 33-51812 (Employee Stock Purchase Plan)] of our report dated April 14, 2000, on our audits of the consolidated financial statements and financial statement schedule of Kaiser Group International, Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Company's Report on Form 10-K.


                                         PricewaterhouseCoopers LLP

McLean, Virginia
April 14, 2000